Exhibit 15.1

Our ref DLK/661944-000001/8028951v1

Direct tel +852 2971 3006

E-mail derrick.kan@maplesandcalder.com

NQ Mobile Inc.

No.4 Building

11 Heping Li East Street

Dongcheng District

Beijing 100013

People’s Republic of China

March 31, 2015

Dear Sir

NQ Mobile Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to NQ Mobile Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2014 (“Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 10. Additional Information – E. Taxation – Cayman Islands Taxation” in the Form 20-F, and further consent to the incorporation by reference of the summaries of our opinions under these captions into NQ Mobile Inc.‘s registration statement on Form S-8 (File No. 333-178076) that was filed on November 21, 2011.

Yours faithfully
/s/ Maples and Calder
Maples and Calder